EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The following statement is provided by the undersigned to accompany the Annual Report on Form 10-K for the year ended June 30, 2014 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed or deemed incorporated by reference into any filing pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of DeVry Education Group Inc. for the periods reflected therein.

August 27, 2014	/s/ Timothy J. Wiggins
Senior Vice President, Chief Financial Officer and Treasurer

/s/ Daniel M. Hamburger
President and Chief Executive Officer